Exhibit 4.3

EXECUTION VERSION

NEW BORROWER JOINDER AGREEMENT

This New Borrower Joinder Agreement (this “Agreement”) dated August 6, 2010 is made by McDermott International, Inc., a Panamanian corporation (the “New Borrower”) and J. Ray McDermott, S.A., a Panamanian corporation (the “Initial Borrower”), in favor of (a) Crédit Agricole Corporate and Investment Bank (“CA CIB”), as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) for the Lenders and the Issuers and collateral agent (in such capacity and together with its successors in such capacity, the “Collateral Agent”) for the Secured Parties and (b) the Lenders and the Issuers from time to time parties to the Credit Agreement described and defined below.

WHEREAS, the Initial Borrower and the New Borrower entered into the Credit Agreement dated May 3, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the Lenders, the Issuers and CA CIB, as administrative agent and collateral agent for the Lenders and the Issuers. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, in connection with the Credit Agreement, the Initial Borrower, the New Borrower and certain of their Subsidiaries entered into the Pledge and Security Agreement, dated as of May 3, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) in favor of the Collateral Agent and the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Spin occurred on July 30, 2010;

WHEREAS, the Credit Agreement requires (a) the New Borrower to (i) assume the obligations as the “Borrower” under the Credit Agreement, and (ii) assume the obligations as a Grantor under the Pledge and Security Agreement, and (b) the Initial Borrower to assume the obligations as a Guarantor under the Pledge and Security Agreement, in each case substantially simultaneously with the effectiveness of the Spin;

WHEREAS, the New Borrower has agreed to execute and deliver this Agreement in order to confirm its assumption of the obligations as the “Borrower” under the Credit Agreement and the other Loan Documents, as applicable, and to confirm its assumption of the obligations as a “Grantor” under the Pledge and Security Agreement; and

WHEREAS, the Initial Borrower has agreed to execute and deliver this Agreement in order to confirm its assumption of the obligations as a “Guarantor” under the Pledge and Security Agreement.

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Assumption of Borrower and Grantor Obligations.

(a) The New Borrower, as contemplated by Sections 8.19 and 11.21 of the Credit Agreement, hereby confirms that it assumed (i) each and every one of the covenants, promises, agreements, terms, obligations (including the obligations of the Initial Borrower as the “Borrower” under the Notes), duties and liabilities of the Borrower under the Credit Agreement and the other Loan Documents applicable to it as the Borrower and (ii) all liability of the Initial Borrower related to each representation, warranty, covenant or obligation made by the Borrower in the Credit Agreement or any other Loan Document, in each case effective as of immediately after the effective time of the Spin (such time, the “Assumption Time”), as applicable. Without limiting the generality of the foregoing, the New Borrower hereby expressly (x) assumes, and hereby agrees to perform and observe and be bound by, each and every one of the covenants, promises, agreements, terms, obligations, duties and liabilities of the Borrower under the Credit Agreement and each other Loan Document applicable to it as the Borrower and (y) accepts and assumes all liability of the Initial Borrower related to each representation, warranty, covenant or obligation made by the Borrower in the Credit Agreement or any other Loan Document. The New Borrower hereby certifies that:

(1) after giving effect to the Spin, the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents that have no materiality or Material Adverse Effect qualification were true and correct in all material respects and the representations set forth in Article IV of the Credit Agreement and in the other Loan Documents that have a materiality or Material Adverse Effect qualification were true and correct in all respects, in each case with the same effect as though made at and as of the Assumption Time or, to the extent such representations and warranties expressly relate to an earlier date, as of such earlier date,

(2) the Spin was undertaken as contemplated by the Spin Steps,

(3) no Default or Event of Default existed at the time of, or after giving effect to, the completion of all transactions entered into in connection with the Spin,

(4) the Borrower was in pro forma compliance with the covenants set forth in Article V of the Credit Agreement as of the last day of the most recently completed four Fiscal Quarter period for which financial statements and certificates required by Section 6.1(a) or (b) of the Credit Agreement were delivered, and

(5) other than the Affiliate Agreements and as otherwise disclosed to the Administrative Agent, there are no material agreements between or among the New Borrower and its Subsidiaries (or any of them), on the one hand, and the Babcock Entities (or any of them), on the other hand, that remain in effect after the Spin.

(b) The New Borrower, as contemplated by Section 11.21 of the Credit Agreement and Section 8.17 of the Pledge and Security Agreement hereby further confirms that it assumed each and every one of the covenants, promises, agreements, terms, obligations, duties and liabilities of a Grantor (as defined in the Pledge and Security Agreement) under the Pledge and Security Agreement effective as of the Assumption Time. In accordance with the terms of the Pledge and Security Agreement and without limiting the generality of the foregoing, the New Borrower hereby expressly assumes each and every one of the covenants, promises, agreements, terms, obligations, duties and liabilities of a Grantor under the Pledge and Security Agreement and assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the New Borrower’s right, title and interest in and to the Collateral (as such term is defined in the Pledge and Security Agreement), wherever located and whether now owned or at any time hereafter acquired by the New Borrower or in which the New Borrower now has or at any time in the future may acquire any right, title or interest, as security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Borrower’s Obligations. The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedules 4.3, 4.4 and 4.7 to the Pledge and Security Agreement.

(c) The undersigned acknowledge that, effective as of the Assumption Time, (i) all references to the term “Borrower” in the Credit Agreement or in any other Loan Document or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, the New Borrower and (ii) all references to the term “Grantor” in the Pledge and Security Agreement or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, the New Borrower.

SECTION 2. Acknowledgment by Initial Borrower and Confirmation of Guarantee. The Initial Borrower, as contemplated by Section 11.21 of the Credit Agreement and Section 8.17 of the Pledge and Security Agreement hereby confirms that, as of the Assumption Time, it (a) assumed each and every one of the covenants, promises, agreements, terms, obligations, duties and liabilities of a Guarantor (as defined in the Pledge and Security Agreement) under the Pledge and Security Agreement and (b) guaranteed the Borrower’s Obligations pursuant to Section 2 of the Pledge and Security Agreement. In accordance with the terms of the Pledge and Security Agreement and without limiting the generality of the foregoing, the Initial Borrower hereby expressly (i) assumes, and hereby agrees to perform and observe and be bound by, each and every one of the covenants, promises, agreements, terms, obligations, duties and liabilities of a Guarantor under the Pledge and Security Agreement and (ii) guarantees the Borrower’s Obligations pursuant to Section 2 of the Pledge and Security Agreement.

SECTION 3. GOVERNING LAW. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ John E. Roueche
Name:	John E. Roueche
Title:	Treasurer

J. RAY MCDERMOTT, S.A.

By:	/s/ John E. Roueche
Name:	John E. Roueche
Title:	Treasurer

Acknowledged and agreed to as of the date first above written:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as administrative agent and collateral agent

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Director

Signature page to New Borrower Joinder Agreement

ANNEX 1

TO NEW BORROWER

JOINDER AGREEMENT

ANNEX 1

SCHEDULE 4.3

TO PLEDGE AND SECURITY AGREEMENT

PERFECTED FIRST PRIORITY LIENS

UCC Filings

A UCC1 Financing Statement listing McDermott International, Inc., as debtor, and the Collateral Agent, as secured party, should be filed in the applicable governmental office set forth below. Such UCC1 Financing Statement will need to include a description of the Collateral that complies with Section 9-504 of the Uniform Commercial Code.

Grantor	Jurisdiction of Filing
McDermott International, Inc.	Texas Secretary of State

SCHEDULE 4.4

TO PLEDGE AND SECURITY AGREEMENT

NAME; JURISDICTION OF ORGANIZATION, ETC.

Exact Legal Name of Grantor	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Chief Executive Office

McDermott International, Inc.	Corporation	Panama	N/A	757 N. Eldridge Parkway Houston, TX 77079-4435

SCHEDULE 4.7

TO PLEDGE AND SECURITY AGREEMENT

INVESTMENT PROPERTY

Pledged Stock:

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest [1] Pledged	Certificate No.	Par Value

McDermott International, Inc.	J. Ray McDermott, S.A.	Corporation	500	500	100%	5	US$	0.01

McDermott International, Inc.	McDermott Cayman Ltd.	Corporation	1,000	1,000	100%	1	US$	0.01

McDermott International, Inc.	McDermott International Investments Co., Inc.	Corporation	100,000	100,000	100%	1		$1.00

[1]	This value represents the percentage interest of the Issuer being pledged by the specific Grantor.

ANNEX 1

TO NEW BORROWER

JOINDER AGREEMENT

Pledged LLC Interests:

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest [2] Pledged	Certificate No.	Par Value

McDermott International, Inc.	J. Ray McDermott (Luxembourg) S.a.r.l.	LLC	12,500	12,500	100%	Uncertificated	Euro$	1.00

McDermott International, Inc.	McDermott Kft.	LLC	100%	N/A	100%	Uncertificated		N/A

[2]	This value represents the percentage interest of the Issuer being pledged by the specific Grantor.